                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Rule 14a-6(e)(2))
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[ ] Soliciting Material Pursuant to Rule 14a-12

                              WACHOVIA CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                              SUNTRUST BANKS, INC.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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   4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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THE FOLLOWING IS AN ADVERTISEMENT WHICH RAN IN THE WALL STREET JOURNAL TODAY.

TO WACHOVIA SHAREHOLDERS:

The last four things
you should consider
before you vote.

  SunTrust's offer is at a substantial premium to First Union's proposed merger. Based on closing stock prices on July 26, 2001, SunTrust's offer was about $4.50 per share better — or about $915 million in the aggregate.

  A SunTrust-Wachovia merger is expected to involve fewer job cuts and branch closings than the First Union merger proposal, and therefore poses less integration risk and will be less disruptive to Wachovia's customer and employees.

  If the First Union merger is approved on August 3, the price for your Wachovia shares will not be the best price that could have been obtained. One way or another, we believe Wachovia will be sold — and if the First Union merger is voted down, the price you could receive for your shares will go up.

  In what we've been calling the "win-win-win" scenario, we believe rejection of the First Union merger will result in: a sale to SunTrust at our higher price, a sale to First Union at a renegotiated higher price, or an even better offer from another bidder.

To Protect the value of your investment, vote AGAINST
the First Union merger. Please sign, date and return the BLUE proxy card today.

If you have questions or need assistance voting your shares, please call INNISFREE M&A Incorporated toll-free at 877-750-9501.

[SUNTRUST LOGO]

www.suntrustwachoviaproposal.com

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet Web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-230-5392).